Exhibit 99.1

Alabama National BanCorporation Stockholders

Approve Acquisition by RBC Centura Banks, Inc.

FOR IMMEDIATE RELEASE – Birmingham, Alabama (January 24, 2008) – Alabama National BanCorporation (“ANB”) (NASDAQ/Global Select Market: ALAB) today announced that its stockholders have voted in favor of the approval and adoption of the merger agreement among ANB, Royal Bank of Canada (“RBC”) (NYSE, TSX: RY) and RBC Centura Banks, Inc. (“RBC Centura”), a North Carolina bank holding company and a wholly owned subsidiary of RBC, pursuant to which ANB will be merged with and into RBC Centura, with RBC Centura as the surviving corporation. As previously disclosed, the merger is expected to be completed during RBC’s second fiscal quarter, which runs from February 1 through April 30, 2008, subject to the receipt of all applicable regulatory approvals, the expiration of all regulatory waiting periods, and the satisfaction of the other conditions contained in the merger agreement.

ANB began mailing election forms to its stockholders on December 21, 2007, whereby stockholders may elect the form of consideration that they are to receive in the merger, subject to proration. Pursuant to the merger agreement, if the merger is completed, each issued and outstanding share of ANB common stock (excluding shares owned by RBC, RBC Centura or ANB, and excluding any dissenting shares) will be converted into the right to receive, as elected by each ANB stockholder, either (i) RBC common shares worth U.S. $80.00 or (ii) U.S. $80.00 in cash, subject to certain proration procedures designed to ensure that the aggregate consideration to be paid by RBC to all ANB stockholders will be, as nearly as practicable, 50% cash and 50% RBC common shares. The merger agreement contains a proration provision to ensure these percentages. The deadline for the receipt of properly completed election forms is 5:00 p.m., Birmingham, Alabama time, on January 31, 2008.

About ANB

ANB is a bank holding company operating 103 banking locations through ten bank subsidiaries in Alabama, Florida and Georgia. Alabama subsidiaries include: First American Bank in north central Alabama; and Alabama Exchange Bank in Tuskegee. Florida subsidiaries are: Indian River National Bank in Vero Beach; First Gulf Bank, N.A. in Escambia County, Florida and Baldwin County, Alabama; Florida Choice Bank in metropolitan Orlando and central Florida; Community Bank of Naples, N.A.; CypressCoquina Bank in Ormond Beach; and Millennium Bank in Gainesville. ANB has two subsidiaries in Georgia: Georgia State Bank and The Peachtree Bank, both in metropolitan Atlanta. ANB provides full banking services to individuals and businesses. Commercial mortgage services, including the origination of permanent commercial real estate mortgage loans for various lenders, are provided by Byars and Company, a division of First American Bank. Brokerage services are provided to customers through First American Bank’s wholly owned subsidiary, NBC Securities, Inc. Investments are not bank guaranteed, not FDIC insured and may lose value.

About RBC Centura

RBC Centura, headquartered in Raleigh, N.C., offers a wide range of financial services and advice, including a complete line of banking, and mortgage services to individuals, businesses and public institutions throughout the Southeast. RBC Centura’s multi-faceted customer access network includes more than 340 full-service banking centers, an extensive ATM network, and telephone and Internet banking. In addition, RBC Centura offers builder finance products through its RBC Builder Finance division. According to SNL Financial, RBC Centura is the 45th largest U.S. bank based on assets as of August 2007. In April 2008, RBC Centura will change its name to RBC Bank (USA). RBC Centura Banks, Inc. is a wholly owned subsidiary of Royal Bank of Canada, Canada’s largest bank as measured by assets and one of the world’s financial, social and environmental corporate leaders for the past eight years as on the Dow Jones Sustainability World Index. Additional information about RBC Centura may be found at www.rbccentura.com.

About RBC

Royal Bank of Canada (RY on TSX and NYSE) and its subsidiaries operate under the master brand name of RBC. RBC is Canada’s largest bank as measured by assets and market capitalization and one of North America’s leading diversified financial services companies. RBC provides personal and commercial banking, wealth management services, insurance, corporate and investment banking and transaction processing services on a global basis. RBC’s corporate support team enables business growth with expert professional advice and state-of-the art processes and technology. RBC employs approximately 70,000 full- and part-time employees who serve more than 15 million personal, business, public sector and institutional clients through offices in Canada, the U.S. and 36 other countries. For more information, please visit www.rbc.com.

Cautionary Statement Regarding Forward-Looking Information

This document may contain forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. ANB cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the anticipated schedule for the merger between ANB and RBC Centura, a North Carolina bank holding company and a wholly owned subsidiary of Royal Bank of Canada (“RBC”), and other statements that are not historical facts. Such forward-looking statements are necessarily estimates reflecting ANB’s best judgment based upon current information and involve a number of risks and uncertainties, and various factors could cause results to differ materially from those contemplated by such forward-looking statements.

The following factor, among others, could cause actual results to differ from those set forth in forward-looking statements: ANB’s ability to consummate the proposed merger with RBC Centura on the proposed terms and schedule, including the ability to obtain regulatory approvals. Additional factors that may affect future results are contained in ANB’s and RBC’s filings with the SEC, which are available at the SEC’s web site, http://www.sec.gov, including without limitation the risk factors set forth in the definitive proxy statement/prospectus filed by ANB and RBC with the SEC on December 17, 2007, ANB’s Annual Report on Form 10-K for the year ended December 31, 2006, ANB’s Quarterly Report for the period ended September 30, 2007 and RBC’s Form 40-F filed on November 30, 2007. ANB disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise.

Additional Information and Where to Find It

In connection with the proposed merger, RBC has filed with the SEC a registration statement on Form F-4 (File No. 333-147789) (the “Registration Statement”) to register the RBC common shares to be issued to ANB stockholders in the proposed merger. The Registration Statement includes a definitive proxy statement of ANB dated December 14, 2007 that also constitutes a prospectus of RBC (the “Proxy Statement/Prospectus”). The definitive Proxy Statement/Prospectus was filed with the SEC on December 17, 2007. RBC and ANB have also filed, and may to continue to file, additional relevant materials with the SEC. The Registration Statement and the Proxy Statement/Prospectus contain important information about RBC, RBC Centura, ANB, the proposed merger and related matters. ANB stockholders are urged to read the Registration Statement, the Proxy Statement/Prospectus and any other relevant documents filed with the SEC, because they contain important information about the proposed merger. ANB stockholders may obtain a free copy of the disclosure documents (including the Registration Statement) and other documents filed by RBC and ANB with the SEC at the SEC’s website at www.sec.gov, from RBC’s Investor Relations department or from ANB’s Investor Relations department.

CONTACT:

Alabama National BanCorporation

William E. Matthews, V

Executive Vice President and Chief Financial Officer

(205) 583-3650